SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549



                                    Form 10/A
                           Amendment No. 4 to Form 10



                 General Form For Registration of Securities
                     Pursuant to Section 12(b) or (g) of
                     the Securities Exchange Act of 1934

                                 COVANCE INC.
           (formerly known as Corning Pharmaceutical Services Inc.)
            (Exact name of registrant as specified in its charter)

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
                    Delaware                            22-3265977

 ---------------------------------------------   -------------------------
        (State or other jurisdiction of              (I.R.S. Employer
          incorporation or organization)            Identification No.)

              210 Carnegie Center
              Princeton, New Jersey                     08540-6233

 ---------------------------------------------   -------------------------
    (Address of principal executive offices)            (Zip Code)

                               609 452 4440
            --------------------------------------------------------
            (Registrant's telephone number, including area code)

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Securities to be registered pursuant to Section 12(b) of the Act:

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            Title of each class                 Name of each exchange on which
             to be so registered                each class is to be registered
   Common Stock, with attached Preferred            New York Stock Exchange
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             Stock Purchase Right

Securities to be registered pursuant to Section 12(g) of the Act:

                                     None
--------------------------------------------------------------------------------
                               (Title of class)

                                 COVANCE INC.

INTRODUCTION



This Registration Statement on Form 10 relates to the registration under the Securities Exchange Act of 1934, as amended, of the common stock, with attached Preferred Stock Purchase Right, of the Registrant which is being issued as described in the Information Statement (the "Information Statement"), dated November 26, 1996, of Corning Incorporated. Selected pages of the Information Statement which are related to the Registrant and the securities being registered hereunder (the "Covance Information") are attached hereto as Exhibit
99.1 and are incorporated herein by reference in answer to the items of this Registration Statement set forth below.



Item 1. Business

The information required by this item is contained under the sections "Risk Factors--Risks Relating to Covance," "Business of Covance" and "The Relationship Among Corning, Quest Diagnostics and Covance After the Distributions" of the Covance Information and such sections are incorporated herein by reference.

Item 2. Financial Information

The information required by this item is contained under the sections "Capitalization of Covance", "Pro Forma Financial Information of Covance," "Selected Historical Financial Data of Covance" and "Management's Discussion and Analysis of Financial Condition and Results of Operations of Covance" of the Covance Information and such sections are incorporated herein by reference.

Item 3. Properties

The information required by this item is contained under the sections "Business of Covance--Facilities" and "Business of Covance--Services--Biomanufacturing" of the Covance Information, and such sections are incorporated herein by reference.

Item 4. Security Ownership of Certain Beneficial Owners and Management

The information required by this item is contained under the section "Security Ownership of Certain Beneficial Owners and Management of Covance" of the Covance Information and such section is incorporated herein by reference.

Item 5. Directors and Executive Officers

The information required by this item is contained under the section "Management of Covance" of the Covance Information and such section is incorporated herein by reference.

Item 6. Executive Compensation

The information required by this item is contained under the section "Management of Covance" of the Covance Information and such section is incorporated herein by reference.

Item 7. Certain Relationships and Related Transactions

The information required by this item is contained under the section "Management of Covance" of the Covance Information and such section is incorporated herein by reference.

Item 8. Legal Proceedings

The information required by this item is contained under the section "Business of Covance--Legal Proceedings" of the Covance Information and such section is incorporated herein by reference.

Item 9. Market Price of and Dividends on the Registrant's Common Equity and Related Stockholder Matters

The information required by this item is contained under the sections "Risk Factors--Risks Relating to Covance--Absence of Dividends; Restrictions Imposed on Dividends by the Covance Credit Facility," "Risk Factors--Risks Relating to Covance--Absence of Prior Public Market," "Risk Factors--Risks Relating to

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

Covance--Potential Volatility of Stock Price," "Description of Covance Capital Stock--Covance Common Stock-- Dividend Policy," "--Covance Common Stock--Listing and Trading" and "Management of Covance" of the Covance Information and such sections are incorporated herein by reference.

Item 10. Recent Sales of Unregistered Securities

Not applicable.

Item 11. Description of Registrant's Securities to be Registered

The information required by this item is contained under the sections "Description of Covance Capital Stock" and "Antitakeover Effects of Certain Provisions of the Covance Certificate of Incorporation and By-Laws" of the Covance Information and such sections are incorporated herein by reference.

Item 12. Indemnification of Directors and Officers

The information required by this item is contained under the section "Liability and Indemnification of Directors and Officers of Covance" of the Covance Information and such section is incorporated herein by reference.

Item 13. Financial Statements and Supplementary Data

The information required by this item is contained under the sections "Capitalization of Covance," "Pro Forma Financial Information of Covance," "Selected Historical Financial Data of Covance," "Management's Discussion and Analysis of Financial Condition and Results of Operations of Covance" and "Financial Statements of Covance Inc." of the Covance Information and such sections are incorporated herein by reference.

Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

Not applicable.

Item 15. Financial Statements and Exhibits

(a) Financial Statements

   The information required by this item is contained under the section "Financial Statements of Covance Inc." of the Covance Information and such section is incorporated herein by reference.

   (b) Exhibits

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


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 Exhibit
  Number    Description
-----------  -----------------------------------------------------------------------------------------------------
2.1*        Form of Transaction Agreement among Corning Incorporated, Corning Life Sciences Inc., Corning
            Clinical Laboratories Inc. (Delaware), Covance Inc. and Corning Clinical Laboratories Inc. (Michigan),
            dated November 22, 1996

3.1*        Certificate of Incorporation of the Registrant

3.2*        By-Laws of the Registrant

4.1*        Form of Common Stock certificate

4.2*        Form of Rights Agreement between Covance Inc. and Harris Trust and Savings Bank, dated December 31,
            1996

10.1*       Form of Tax Sharing Agreement among Corning Incorporated, Corning Clinical Laboratories Inc. and
            Covance Inc., dated [      ], 1996

10.2*       Form of Spin-Off Tax Indemnification Agreement between Corning Incorporated and Covance Inc., dated
            [      ], 1996

10.3*       Form of Spin-Off Tax Indemnification Agreement between Covance Inc. and Corning Clinical Laboratories
            Inc., dated [      ], 1996

10.4*       Form of Spin-Off Tax Indemnification Agreement between Corning Clinical Laboratories, Inc. and
            Covance Inc., dated [      ], 1996

10.5*        Form of Credit Agreement among Covance Inc., Nationsbank, N.A., Wachovia Bank of Georgia, N.A. and
            the Lenders named therein, dated November 26, 1996

10.6*       Form of Covance Inc. Employee Stock Ownership Plan

10.7*       Form of Covance Inc. Stock Purchase Savings Plan

10.8*       Form of Covance Inc. Employees Stock Purchase Program

10.9*       Form of Covance Inc. Employee Equity Participation Program

10.10*      Form of Covance Inc. Executive Retirement Supplemental Plan

10.11*      Form of Covance Inc. Restricted Share Plan

10.12*      Form of Covance Inc. Directors' Restricted Stock Plan

10.13*      Form of Covance Inc. Directors' Deferred Compensation Plan

10.14*      Form of Employment Agreement between Christopher Kuebler and Covance Inc.

10.15*      Form of Executive Employment Letter

21*         Subsidiaries of the Registrant

27*         Financial Data Schedules

99.1 Selected pages of the Information Statement of Corning Incorporated dated November 26, 1996 (pages 2; 29-32; 109-169; F-1; F-33-F-48)
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---------

* Previously filed.



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

                                  SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                                  COVANCE INC.



Dated: November 26, 1996              By: /s/ Jeffrey S. Hurwitz
                                      Jeffrey S. Hurwitz, Corporate Senior
                                      Vice President,
                                      General Counsel and Secretary





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